Exhibit 10.25

                         [WestPark Capital, Inc. Logo]


                         INSTITUTIONAL PRIVATE PLACEMENT
                              ENGAGEMENT AGREEMENT



May 8, 2001

Mr. James Williams, President & C.E.O.
Smart Chip Technologies, Inc.
740 East 3900 South
Salt Lake City, UT  84107

Dear Mr. Williams:

This Private Placement Engagement Agreement (the "Agreement") shall serve to set forth the terms and conditions by which WestPark Capital, Inc. ("WestPark") will provide financial advisory and limited professional services to Smart Chip Technologies, Inc. and its affiliates (the "Company"). WestPark will act as the Company's Non-Exclusive Placement Agent, advise and assist it in a private offering of its securities and/or a sale of a majority of the Company's assets (the "Offering") on a "best efforts" basis pursuant to the terms and conditions as set forth herein (the "Services").

1. Structure of Offering - The Offering shall be directed towards raising from two to ten million dollars ($2,000,000 - $10,000,000) from either, or a combination of a a) sale of the Company's common stock, b) sale of a majority of the Company's assets, and/or c) merger of the Company with another entity. The actual amount, structure and pricing of the proposed Offering will be determined by the Company and WestPark, after completion of an analysis of the business and market conditions for such Offering.

2. Scope of Engagement - WestPark will advise the Company on the various aspects of a sale of its securities, by means of a private placement, and a sale of its assets. These Services will be under the direction of the Company's management and legal advisors. Services will include 1) identifying and contacting potential investors or buyers; 2) advising the Company on various structuring options and alternatives of a proposed Transaction (the "Transaction") for any parties WestPark may introduce; and 3) assisting the Company with the negotiations of the financial aspects of the Transaction entered into in connection with any such party WestPark may introduce. In connection with the foregoing, WestPark will work with the Company's management, providing advice, input and review management's development of an appropriate overall business plan suitable for distribution to potential investors or buyers for the circumstances dictated by the Transaction contemplated and described herein.

--------------------------------------------------------------------------------
         2600 Michelson Drive, 17th Floor - Irvine, California 92612 -
                     Tel: 949.852.3610 - Fax: 949.852.3620

3. Term - The term of this Agreement shall be for a period of Two (2) months from the date of execution hereof, thereafter on a month-to-month basis which is cancelable by either party upon thirty
         (30) days written notice, except however, if the Company has received a letter of intent, this Agreement shall remain in full force and effect through the completion of the Offering.

4. Company and WestPark Responsibilities - The Company represents and warrants to WestPark that, to the best of its knowledge, any and all information provided in connection with any transaction that may be initiated under the terms and conditions of this agreement, in a form including but not limited to a business plan, private placement memorandum, correspondence and collateral material, whether it be to anyone connected with the transaction or distributed to outside parties, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         The Company agrees and acknowledges that any and all due diligence conducted by WestPark is for the sole benefit and use by WestPark and will not and can not be relied on by any other person or entity and all prospective investors will conduct their own due diligence prior to participating in the transaction.

         WestPark agrees that the form and content of any written material to be distributed by WestPark concerning the Company will be approved by the management of the Company prior to distribution.

5. Fees - The Company will pay to WestPark, as consideration for the Services described herein:

         I.       Cash

                  a. A non-refundable monthly retainer of ten thousand dollars ($10,000) payable upon execution of this Agreement.

                  b. A non-refundable monthly retainer of ten thousand dollars ($10,000), in advance, due on or before the 1st day of each month.

                  c. Concurrent with each closing under the Transaction (each such event a "Closing" and all such events together the "Closings") WestPark will be compensated as follows:

                                  Transaction type                  Fee
                                  ----------------                  ---
                           i) For all equity transactions   Eight percent (8%)
                                                            of transaction value
                           ii) Subordinated debt            Five percent (5%) of
                                                            debt placement
                           iii) Senior debt                 Two & one half
                                                            percent (2 1/2%) of
                                                            debt placement
                           iv) Credit enhancements          One percent (1%)
                           v) Sale or merger of the         Five percent (5%) of
                              Company                       of transaction value
                           vi) Revenue sources              Five percent (5%) of
                               introduced                   the first three
                                                            years' collected
                                                            revenues including
                                                            royalties.

         All fees pursuant to subsection c) of this section are subject to a minimum fee equal to the greater of $100,000 or the total retainer which WestPark has been paid and/or is entitled to, pursuant to subsection a) and b) of this section. WestPark, in its sole discretion, may purchase an equity interest in the company, under the same terms and conditions set forth in the transaction, in an amount not to exceed the total compensation earned by WestPark for the Services provided, and;

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

         II. Warrants

         Seven (7) year cashless exercise warrants (the "Warrants") for the purchase of an equity interest of the Company equal to 10% of the securities subject to the Transaction, including but not limited to securities issued, issuable by conversion of a convertible instrument and/or exercisable warrants. The exercise price shall be set to be the same price paid by investors for the equity interest in the transaction or the enterprise value of the Transaction if the Company is sold or merged. The shares underlying the Warrants will have standard demand registration and piggyback rights.

         All consideration payable to WestPark pursuant to the terms and conditions of this Agreement, are due and payable on or before its respective due date. WestPark, as an accommodation may present the Company with an invoice for such amounts due, however payment is not subject to the receipt of an invoice. This Agreement shall serve as the Company's documentation for payment processing and remittances.

         All forms of compensation set forth in this section are payable to WestPark with respect to any completed transaction by and between the Company and any person or entity and their affiliates having previously met with, spoken to and/or introduced by WestPark for the period from the execution date of this Agreement through the end of the 24th month following the termination date of this agreement, after giving effect to any and all extensions to this Agreement.

6. Expenses - The Company is responsible for all costs related to this Offering, which may include but is not limited to the preparation and production of Company material, legal fees, printing and reproduction costs, communication and conference calls, accounting and other professional services, Blue Sky registration fees, road show and travel related expenses, and miscellaneous out-of-pocket expenses incurred in connection with this engagement. The Company will be required to pay for all expenses in advance by either providing for direct billing to the Company or Company's credit card. Any expenses incurred by WestPark on behalf of the Company, related to this engagement will be invoiced and due upon receipt.

7. Late Fees and Finance Charges - All fees and expenses not received by WestPark by the respective due date are subject to a late fee and interest will be charged at the rate of 1.5% per month on all outstanding balances. In the event that an account becomes delinquent, WestPark employs the same prudent collection procedures as other businesses and if it becomes necessary to file suit or to engage a collection agency for the collection of any fees and/or costs, the Company shall pay all related costs and expenses, including reasonable attorneys' fees.

8. Representations and Warranties - The Company represents and warrants to WestPark that: the Company will not cause or knowingly permit any action to be taken in connection with the Offering which violates the Securities Act of 1933 or any state securities laws; the Company will cooperate with WestPark so as to permit the Offering to be conducted in a manner consistent with the applicable state and federal securities laws; that all information and statements provided by the Company will

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

         be true and correct and will not be misleading or violate the anti-fraud provisions of the Securities and Exchange Act of 1934; current Company management, as disclosed to WestPark, will continue in place after the Offering for a reasonable period of time; there will be included in the financial statements of the Company for the last three fiscal years or for such shorter period as the Company was in existence and the latest unaudited (comparative, should it be necessary) quarterly or other interim financial statements; the financial statements will fairly reflect the financial condition of the Company and the results of its operations at a time and for the period covered by such financial statements, and such statements will be substantially as heretofore represented to WestPark; the Company does not know of any undisclosed facts having a material adverse affect; the Company will prepare and deliver to WestPark its most recent estimates of sales, earnings, and cash flow and agrees to update those estimates on a monthly basis during the term of the Offering. The Company agrees to indemnify and hold WestPark and its attorneys, accountants, agent and employees, officers and directors, free and harmless from any liability, cost and expenses, including attorneys' fees in the event of a breach of this representation and warranty.

9. Indemnification - In consideration of the services to be provided by WestPark under this Agreement, the Company shall:

         Indemnify and hold harmless WestPark and any of its directors, officers, employees, consultants or agents (each individually an "Indemnified Person") from and against any losses, claims, damages or liabilities to which such Indemnified Person may become subject arising out of our in connection with the rendering of services by WestPark hereunder, except to the extent that such losses, claims, damages or liabilities are determined in judicial rulings to have primarily resulted from the gross negligence or willful misconduct of such Indemnified Person; and reimburse such Indemnified Person for reasonable legal and other expenses as they are incurred, that arise in connection with investigating, preparing to defense or defending any lawsuit, claim or proceeding and any appeals therefrom arising in any manner out of or in connection with the rendering of services by WestPark, provided, however that in the event a final judicial decision is made to the effect specified above, such Indemnified Person will promptly remit to the Company any amounts reimbursed under the section.

         The Company and WestPark agree that (i) the indemnification and reimbursement commitments set forth above shall apply whether or not such Indemnified Person is a named party to any such lawsuit, claim or other proceeding; and (ii) promptly after receipt by WestPark of notice of its involvement in any action, proceeding or investigation, shall notify the Company in writing of such involvement. This indemnification shall survive any termination of this Agreement.

10.      Exclusive Nature - This Agreement is non-exclusive.

11. Confidentiality - WestPark understands and agrees that it will not provide any information to any third party concerning the Company unless said third party has executed a confidentiality agreement in a form acceptable to the Company, or the Company has agreed in writing to waive such requirements with respect to the third party, or the information materials have received prior approval for distribution to eligible parties.

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

12. Successors - This Agreement is binding upon the parties hereto and their respective permissible assigns, successors, heirs and personal representatives, and shall inure to their benefit.

13. Assignment - Neither this Agreement nor any right pursuant thereto or interest therein shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto, except as expressly permitted herein.

14. Governing Law - This Agreement shall be governed and construed in accordance with the laws of the State of California. The prevailing party in any legal action brought under this Agreement shall be entitled to immediately recover all legal fees and costs.

15. Costs and Attorneys' Fees - If any action, suit, arbitration proceeding or other proceeding is instituted arising out of these Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and attorneys' fees incurred therein, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney performing such services.

16. Waiver and Amendment - No waiver, amendment or modification of any provision of this Agreement shall be effective unless consented to by both parties in writing. No failure of delay by either party in exercising any rights, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy. Any terms and/or conditions of this Agreement may be waived at any time, pursuant to this section, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance.

17. Severability - In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portions were deleted.

18. Section Headings; Defined Terms - Numbered and titled section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

19. Entire Agreement - This Agreement and any exhibits herein incorporated and attached hereto supersede all prior and contemporaneous negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties.

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

Please confirm that the foregoing correctly sets forth our Agreement by returning one executed Agreement to our corporate office at 2049 Century Park East, Suite 3310, Los Angeles, CA, 90067 and sending a facsimile to our Irvine office at (949) 852-3620.

                                               Very truly yours,

                                               WESTPARK CAPITAL, INC.

                                               By: /s/ Stephen R. Meleen
                                                   --------------------------
                                                   Stephen R. Meleen,
                                                   Managing Director


Approved and agreed to this 9 day of May, 2001.

Smart Chip Technologies, Inc.

By: /s/ James A. Williams
    ------------------------------------
     James Williams, President & C.E.O.
     Tel.  (949) 464-1973
           (801) 685-7676

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